Exhibit 32.1

                     Certification of Chief Executive Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this quarterly report on Form 10-QSB of United Tennessee Bankshares, Inc. I, Richard G. Harwood, President and Chief Executive Officer of United Tennessee Bankshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of United Tennessee Bankshares, Inc.


Date:  August 13, 2004                         /s/ Richard G. Harwood
      ----------------                         ---------------------------------
                                               Richard G. Harwood
                                               President and
                                               Chief Executive Officer